UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2007

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6200 South Quebec Street

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(303) 967-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On April 1, 2007, First Data Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with New Omaha Holdings L.P., a Delaware limited partnership (“Parent”), and Omaha Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”). Parent is controlled by affiliates of Kohlberg Kravis Roberts & Co (“KKR”). Certain other parties have committed to provide equity financing to Parent (the “Equity Providers”).

Under the terms of the Merger Agreement, Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent. As of the effective time of the Merger, each issued and outstanding share of common stock of the Company will generally be cancelled and converted into the right to receive $34.00 in cash, without interest.

The Merger Agreement contains a 50-day “go-shop” provision pursuant to which the Company may solicit and negotiate competing takeover proposals during such period. After that period, the Company is subject to a “no-shop” provision, which restricts its ability to solicit, discuss or negotiate competing proposals, other than with persons that have made a takeover proposal during the go-shop period that the Company’s Board of Directors (the “Board”) determines in good faith is bona fide and constitutes, or could reasonably be expected to result in, a “Superior Proposal” as defined in the Merger Agreement (each such person an “Excluded Party”). The no-shop restriction does not apply to any party that submits a written takeover proposal after the go-shop period that the Board determines in good faith constitutes or could reasonably be expected to lead to a Superior Proposal, and that failure to enter into discussions or negotiations with such party could be inconsistent with the Board’s fiduciary duties.

The Company may terminate the Merger Agreement (i) if the Company receives a takeover proposal that the Board determines in good faith constitutes a Superior Proposal and that failure to terminate would be inconsistent with its fiduciary duties and (ii) otherwise if the Board determines that failure to terminate would be inconsistent with its fiduciary duties. In connection with such a termination, the Company must pay Parent a $700 million fee, except that if the termination is in connection with a takeover proposal from an Excluded Party the fee will be $250 million. The Company also may be obligated to pay these termination fees or up to $40 million of Parent’s expenses under certain other circumstances.

The Company may also terminate the Merger Agreement if (i) Parent or Sub breaches certain representations, warranties, obligations or other agreements contained in the Merger Agreement or (ii) in certain circumstances, Parent and Sub fail to effect the closing and/or satisfy their obligations regarding payment of the merger consideration. Upon such termination, Parent must pay the Company a $700 million fee. Parent also may be obligated to pay up to $40 million of the Company’s expenses under certain other circumstances. An affiliate of KKR and certain of the Equity Providers have delivered to the Company limited guarantees of Parent’s obligation to pay certain amounts under the Merger Agreement (including the $700 million fee), up to a maximum amount equal to their pro rata share of $700 million.

Parent has provided the Company with executed equity and debt financing commitments, the proceeds of which will provide for the necessary funds to consummate the transactions contemplated by the Merger Agreement. Consummation of the Merger is subject to several conditions, including the adoption of the Merger Agreement by the Company’s stockholders, the absence of certain legal impediments, the obtaining of certain foreign and domestic regulatory approvals and other customary closing conditions.

The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01. Other Events

On April 2, 2007, the Company issued a press release announcing that it entered into the Merger Agreement. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Additional Information About the Merger and Where to Find It

In connection with this proposed transaction, the Company will file a proxy statement with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the Company’s stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s Web site www.sec.gov or from First Data Corporation, Investor Relations Department at 6200 S. Quebec Street, Suite 340, Greenwood Village, Colorado 80111, (303) 967-6756.

Participants in the Solicitation

First Data Corporation and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the Company and its directors and executive officers, and their ownership of the Company’s securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of the Company, which was filed with the SEC on March 27, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.

Item 9.01. Financial Statements and Other Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 1, 2007, among New Omaha Holdings L.P., Omaha Acquisition Corporation and First Data Corporation.

99.1	Press release dated April 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

Dated: April 2, 2007.	By:	/s/ Stanley J. Andersen
Stanley J. Andersen Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 1, 2007, among New Omaha Holdings L.P., Omaha Acquisition Corporation and First Data Corporation.

99.1	Press release dated April 2, 2007.